Exhibit 99.1

SanSal Wellness Holdings Inc. Highlights Whole-Plant Hemp Oil Extraction Operations and Growth Opportunities

Fort Lauderdale, Florida - November 16, 2017 - SanSal Wellness Holdings, Inc. (“SanSal Wellness” or the “Company”) (OTC PINK: SSWH), a vertically-integrated agribusiness focused on producing full spectrum natural phytocannabinoid-rich industrial hemp extracts, today provided shareholders and the investment community with an update highlighting its current operations, business strategy, and growth opportunities in the rapidly expanding market for industrial hemp and whole-plant hemp oil extracts in the USA and internationally.

Founded in 2015, SanSal Wellness owns and operates a 140-acre farm in Pueblo, Colorado, capable of producing over 200,000 proprietary full spectrum phytocannabinoid-rich hemp plants yielding a potential minimum annual harvest of over 200,000 pounds of outdoor-grown industrial hemp (less than 0.3% THC). The Company also operates approximately 15,000 sq. ft. of climate-controlled greenhouses to produce a consistent supply of year-round indoor-cultivated hemp. In addition, there is a 10,000-sq. ft. onsite facility used for processing raw industrial hemp, oil extraction, formulation laboratories, and quality/purity testing. SanSal Wellness is registered with the Colorado Department of Agriculture to grow industrial hemp pursuant to federal law.

SanSal Wellness meticulously processes its hemp crop to produce vastly superior quality whole-plant hemp oil, extracts and derivatives which contain the entire broad spectrum of cannabinoids extracted from the flowers and leaves of hemp plants. Whole-plant hemp oil is known to provide the essential phytocannabinoid “entourage effect” resulting from the synergistic absorption of the entire broad spectrum of unique hemp cannabinoids by the receptors of the human endocannabinoid system. Most commercially available hemp oil and extracts are not derived from the entire plant and are usually from less desired hemp seed which contain fewer cannabinoids. As a result, SanSal Wellness products are premier quality cannabinoids and are highly sought after by consumers and manufacturers of premium hemp products.

SanSal Wellness has developed a wide variety of formulated phytocannabinoid-rich hemp products available in bulk, white label, and private label custom formulations for distributors and retailers. These types of products are in extremely high demand by health food markets, wellness centers, physicians and other healthcare practitioners. Primary B2B targets are the wholesale bulk hemp oil arena, cosmetics, food and beverage industries, and the pharmaceutical industry.

SanSal Wellness products (20+ SKUs) include vegan capsules, tinctures, formulations for sublingual applications and infused edibles, lotions, salves, vape oils and pre-filled vape cartridges, and oral syringes. Many of the Company’s whole-plant hemp oil products and formulations are available for purchase direct from SanSal Wellness and through numerous online and retail outlets.

Alexander M. Salgado, CEO and co-founder of SanSal Wellness, commented, “Over the last two years, not only have we assembled an incredible team and built one of the best hemp growing operations in the country, but we also successfully established initial distribution and sales channels, ramped up production, raised a significant amount of new growth capital, and recently launched ourselves as a newly publicly traded company. In the coming weeks and months, we will continue to execute our aggressive growth strategy and build upon the strong foundation which we have already established.”

SanSal Wellness Holdings, Inc. - IR/Media Contact

Toll-Free: (888) 549-7888

E-mail: investors@sansalwellness.com

About SanSal Wellness Holdings, Inc.

SanSal Wellness Holdings, Inc. (OTC Pink: SSWH) is focused on producing superior quality, whole-plant, broad spectrum phytocannabinoid hemp oils and extracts. SanSal Wellness currently operates a 140-acre farm and production facilities in Pueblo, Colorado, and is registered with the Colorado Department of Agriculture to grow industrial hemp. The Company files periodic reports with the Securities and Exchange Commission, which can be viewed at www.sec.gov.

For additional information, visit www.sansalwellness.com

Cautionary Language Concerning Forward-Looking Statements

This SanSal Wellness Holdings, Inc. press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including those with respect to the Company’s mission statement and growth strategy, are “forward-looking statements.” Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve many risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.